Exhibit 99.1

STRATEGIC DISTRIBUTION, INC.
1414 Radcliffe Street, Suite 300
Bristol, Pennsylvania 19007

PROXY STATEMENT SUPPLEMENT
to the Proxy Statement dated February 21, 2007

This proxy statement supplement is furnished by the Board of Directors of Strategic Distribution, Inc. (“SDI”) in connection with the solicitation of proxies for use at a special meeting of stockholders of SDI to be held at 9:00 a.m., local time, on Wednesday, March 21, 2007 at the offices of Willkie Farr & Gallagher LLP located at 787 Seventh Avenue, New York, N.Y. 10019-6099, or at any adjournment or postponement of the special meeting. It supplements the proxy statement of SDI dated February 21, 2007. This supplement, which you should read in conjunction with the February 21, 2007 proxy statement, is first being mailed to stockholders on or about March 14, 2007. Capitalized terms used but not otherwise defined in this supplement shall have the respective meanings assigned to them in the February 21, 2007 proxy statement.

At the meeting, you will be asked to consider and vote on a proposal to adopt a merger agreement that SDI has entered into with Project Eagle Holding Corporation and a wholly-owned subsidiary of Project Eagle Holding and approve the merger. If our stockholders adopt the merger agreement and approve the merger and the merger is subsequently completed, SDI will become a wholly-owned subsidiary of Project Eagle Holding, and you will be entitled to receive $10.00 in cash for each share of SDI common stock that you own.

YOUR VOTE IS IMPORTANT

After careful consideration, our board of directors has unanimously approved the adoption of the merger agreement and the approval of the merger and determined that the merger and the merger agreement are advisable and in the best interests of SDI and its stockholders. Our board of directors recommends that you vote “FOR” the adoption of the merger agreement and the approval of the merger.

If you haven’t already done so, we urge you to promptly vote “FOR” the adoption of the merger agreement and the approval of the merger and “FOR” approval of adjournment or postponement of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement.  If you have already voted, there is no need to take any further action, unless you wish to change your vote.

The time remaining to vote is short and your vote is very important. Accordingly, whether or not you plan to attend the special meeting, if you have not already done so, please sign, date and return the proxy card previously sent to you.

We urge you to give this matter your prompt attention. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of SDI common stock, a failure to vote has the same effect as a vote “against” the adoption of the merger agreement.

If you have any questions about the special meeting, the merger or this proxy statement supplement, or would like additional copies of this proxy statement or the proxy card, you should contact our proxy solicitor, The Altman Group, at (800) 926-6756.

Supplemental Disclosure

As we advised you in the proxy statement dated February 21, 2007, we have been sued in both Pennsylvania and Delaware state courts.  At a hearing held on February 21, 2007, the Delaware court granted the plaintiffs’ motion to expedite the Delaware case and set a hearing on the plaintiffs’ motion for preliminary injunction for March 15, 2007.  Thereafter, counsel for the plaintiffs and our counsel entered into discussions relating to a potential settlement of the action, as well as the Pennsylvania action.  In order to settle the cases without admitting any wrongdoing or liability, we have agreed to make the following additional and supplemental disclosures.  The parties to the Delaware and Pennsylvania litigation have advised each Court of their agreement with respect to these disclosures.  Although the Courts have not passed on the accuracy or completeness of these disclosures, it is anticipated that the Delaware Court will hold a hearing, on notice to the Company’s stockholders (which notice will be mailed to you in due course), to consider whether the dissemination of these disclosures constitutes fair consideration for the release of the claims asserted by the plaintiffs in these matters.  In order to allow sufficient time for the dissemination of this proxy statement supplement, we intend to adjourn the meeting on March 21 without taking any action with respect to the approval of the merger agreement and the merger and to reconvene the adjourned meeting on March 28, 2007 at 9:00 a.m. local time at the offices of Willkie, Farr & Gallagher at 787 Seventh Avenue, New York, N.Y. 10019-6099.

Projections

As we disclosed in our proxy statement, William Blair prepared a discounted cash flow analysis as part of its analysis of the fairness from a financial point of view of the $10 per share consideration offered in the merger.  In order to prepare that discounted cash flow analysis, William Blair requested, and was provided by Company management, a set of financial projections, which were prepared by senior management of the Company using assumptions relating to revenue and expenses that they determined to be reliable.  In particular, the projections, which were prepared before year end 2006, forecast year end revenue for 2006 of $160,702,000, for 2007 of $156, 594,000 and for 2008 of $157,308,000.  The projections also projected net losses for 2006 and 2007 of $2,398,000 and $695,000, respectively, and net income for 2008 of $1,149,000.

These projections were not prepared for publication, were not audited, and were not prepared with a view to dissemination to the public.  There can be no assurance that the projections are reliable, and readers are cautioned that historically the Company has not met internal projections prepared by management.

Liquidation Analysis

As we disclosed in our proxy statement, William Blair received and considered, as part of its analysis of the fairness from a financial point of view of the merger consideration, a liquidation analysis prepared by management of the Company.  An early version of the liquidation analysis was prepared on October 12, 2006, by the Chief

Financial Officer of the Company at the request of Mr. Polan, a member of the Board of Directors of the Company.    The October 12, 2006 liquidation analysis showed a most likely net value per share of $8.78, a high value per share of $9.78 and a low value per share of $7.80.

At the request of William Blair, management of the Company, and in particular Mr. Flynt, the Company’s Chief Financial Officer, updated the liquidation analysis in December of 2006.  The updated analysis, which was examined by William Blair and described in our proxy statement, yielded a most likely net value per share of $8.52 (down from the $8.78 determined in October); a high value per share of $9.54 (as compared to $9.78 determined in October) and a low value per share of $7.51 (as compared to $7.80 per share in October).  The lower analysis results derived in the liquidation analysis presented to William Blair reflect updated retention bonuses put in place by the Company late in 2006 and expected legal fees, among other factors.  The liquidation analyses were prepared based on an examination of accounts receivable and inventory assets by management, and the assignment of a discount to face value to each based on the Company’s historical experience relating to collectibility of accounts receivable and inventories in the context of a phased liquidation of the Company’s operations and assets.  In particular, management noted that several of its contracts with customers did not provide the Company with the unilateral right to terminate, and thus made assumptions relating to the likely positions of customers in the event that the Company announced its intent to terminate in a liquidation, which yielded net realizable value assumptions of accounts receivable and inventory assets which were less than book value.  In preparing the liquidation analysis, management estimated total liquidation expenses of $8,196,000.  This amount was made up of expected legal costs; accounting and tax costs; severance and stay bonus costs; the cost of an insurance “tail” policy; rent termination costs; an estimate for miscellaneous costs; and an estimated “cash burn” amount.

The Company did not prepare the liquidation analysis with a view towards public dissemination.  Instead, the analysis was used by the Special Committee to determine whether the transaction it ultimately achieved for the stockholders was likely to exceed the value which could be derived from liquidating the Company.  Likewise, as noted in the proxy statement, William Blair considered the liquidation analysis as part of its study of the fairness, from a financial point of view, of the merger consideration.